Exhibit 16

May 9, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:     XETA Technologies, Inc.
           File No. 0-16231

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of XETA Technologies, Inc. dated May 5, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP